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                                  EXHIBIT 12(a)

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                           Six Months Ended
                                                                             June 30, 1997
                                                                           ----------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                     $ 2,963
                                                                               -------

Fixed charges:
      Interest expense                                                           3,342
      One third of rents, net of income from subleases (a)                          57
                                                                               -------
Total fixed charges                                                              3,399
                                                                               -------

Less:  Equity in undistributed income of affiliates                                (38)
                                                                               -------

Earnings before taxes and fixed charges, excluding capitalized interest        $ 6,324
                                                                               =======

Fixed charges, as above                                                        $ 3,399
                                                                               =======

Ratio of earnings to fixed charges                                                1.86
                                                                               =======

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                        $ 3,399

Add:  Interest on deposits                                                       3,083
                                                                               -------

Total fixed charges and interest on deposits                                   $ 6,482
                                                                               =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                    $ 6,324

Add:  Interest on deposits                                                       3,083
                                                                               -------

Total earnings before taxes, fixed charges, and interest on deposits           $ 9,407
                                                                               =======

Ratio of earnings to fixed charges                                                1.45
                                                                               =======

(a)      The proportion deemed representative of the interest factor.


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